Exhibit 99.2

MARA Announces First Quarter 2025 Results

Revenues increased 30% YoY to $214 million

Bitcoin holdings increased 174% YoY to 47,531 from 17,320 at the end of Q1 2024

Fort Lauderdale, FL – May 8, 2025 – MARA Holdings, Inc. (NASDAQ: MARA) (“MARA” or the “Company”), a vertically integrated digital energy and infrastructure company that leverages high-intensity compute, such as bitcoin mining, to monetize excess energy and optimize power management, today announced its first quarter 2025 financial results in a letter to shareholders.

Investors are invited to access the first quarter 2025 shareholder letter at MARA’s website at ir.mara.com. A copy of the letter will also be furnished to the Securities and Exchange Commission on a Form 8-K.

MARA will hold a webcast and conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss these financial results. To register to participate in the conference call, please use the link below.

Earnings Webcast and Conference Call Details

Date: Thursday, May 8, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Registration link: LINK

The webcast will also be available for replay at MARA’s website at ir.mara.com. If you have any difficulty connecting to the conference call, please contact MARA’s investor relations team at ir@mara.com.

About MARA

MARA (NASDAQ: MARA) is a vertically integrated digital energy and infrastructure company that leverages high-intensity compute, such as bitcoin mining, to monetize excess energy and optimize power management. We are focused on two key priorities: strategically growing by shifting our model toward low-cost energy with more efficient capital deployment and bringing to market a full suite of solutions for data centers and edge inference - including energy management, load balancing, and advanced cooling.

For more information, visit www.mara.com, or follow us on:

Twitter: @MARAHoldings

LinkedIn: www.linkedin.com/company/MARAHoldings

Facebook: www.facebook.com/MARAHoldings

Instagram: @MARAHoldingsInc

MARA Company Contact:

Telephone: 800-804-1690

Email: ir@mara.com

MARA Media Contact:

Email: mara@wachsman.com